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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 28, 2004

                            WHITEHALL JEWELLERS, INC.
             (Exact name of Registrant as Specified in Its Charter)


           Delaware                      0-028176               36-1433610
 (State or Other Jurisdiction    (Commission File Number)     (IRS Employer
      of Incorporation)                                     Identification No.)


155 North Wacker Drive, Suite 500, Chicago, Illinois             60606
         (Address of Principal Executive Offices)              (Zip Code)


        Registrant's Telephone Number, Including Area Code: 312-782-6800


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5. Other Events.


         As part of the recently announced corporate governance initiatives of Whitehall Jewellers, Inc. (the "Company"), Matthew Patinkin and John Desjardins have resigned their positions as directors. Mr. Patinkin and Mr. Desjardins will retain their current positions of Executive Vice President, Operations and Executive Vice President and Interim Chief Financial Officer of the Company, respectively. In addition, Norman Patinkin, currently a Class I director, has resigned and has been reappointed to the Board of Directors of the Company as a Class III director, with his term to expire at the Company's 2005 Annual Meeting, one year earlier than it otherwise would have. Norman Patinkin's reappointment fills the vacancy left by the resignation of Matthew Patinkin. Finally, the size of the Board of Directors of the Company has been reduced to 5 directors, two of whom will be Class I directors, one of whom will be a Class II director and two of whom will be Class III directors. A copy of the Company's press release relating to these matters is attached hereto as Exhibit 99.1.



Item 7.  Financial Statements and Exhibits.


(c)      Exhibits

         99.1     Press Release dated January 29, 2004.








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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                WHITEHALL JEWELLERS, INC.
                                                       (Registrant)


                                                By: /s/ John R. Desjardins
                                                   -----------------------------
                                                    John R. Desjardins
                                                    Executive Vice President
                                                    and Chief Financial Officer
Date:  January 29, 2004



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                                  EXHIBIT INDEX

           The following exhibit is furnished herewith as noted below.

    Exhibit No.                                     Exhibit
    -----------                                     -------
    99.1                                Press Release dated January 29, 2004.